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                                                                    EXHIBIT 99.1

           EXCITE@HOME ANNOUNCES ACQUISITION OF IMALL AND STRATEGIC
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                     E-COMMERCE AGREEMENT WITH FIRST DATA


 Deal advances online shopping for consumers, and provides end-to-end commerce solution for businesses

REDWOOD CITY, CA/ATLANTA, GA-- JULY 13, 1999 -- Excite@Home (Nasdaq: ATHM), a
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global media company, today announced that it has signed a definitive agreement to acquire iMALL, Inc. (Nasdaq: IMAL), a leading provider of fully integrated, "one-stop" e-commerce solutions. In the merger, Excite@Home will issue
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approximately 8.3 million shares of Excite@Home stock, having a value of approximately $425 million and also will assume iMALL's outstanding options and warrants. In addition, Excite@Home and First Data Corporation (NYSE: FDC)
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subsidiary First Data Merchant Services, a leading electronic commerce payments solution provider, today announced an agreement to enable merchants to quickly establish an online commerce storefront with transaction capabilities and access to Excite's millions of daily users.

     These two agreements provide Excite@Home with industry-leading momentum in
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adding merchants to the Excite Shopping Service for consumers. For businesses, the First Data/iMALL solution will be marketed through @Work, Excite@Home's
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business-to-business division which provides Internet access and hosting solutions, to various Original Equipment Manufacturing (OEM) resellers and other third parties that want to offer their e-commerce services for sale. First Data gains the opportunity to begin generating enormous consumer traffic for its merchant alliance partners' and financial institution customers' online merchants. Excite@Home and First Data will also explore opportunities to develop
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and cross-promote additional products and services in a preferred marketing relationship. This relationship has the potential to give Excite@Home in-store
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exposure to a base of more than two million merchant locations, and First Data clients' merchants exposure to Excite's 22 million unique visitors each month.

     The three-way relationship leverages iMALL's unique commerce capabilities, which make it extremely easy for merchants to set up an online storefront, and First Data's electronic commerce payment solutions and processing technologies to enable merchants to put up electronic storefronts which will enrich the Excite Shopping Service. These services, along with Excite's popularity with consumers, position Excite@Home and First Data at the forefront of offering
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merchants commerce solutions on the Web.

EXCITE@HOME AND FIRST DATA LEVERAGE ASSETS
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     First Data Merchant Services, which processes and settles more than 5 billion credit and debit card transactions annually, currently has an 11% ownership stake in iMALL. First Data will work with Excite@Home to market its
                                                     -----------
new e-commerce solution to First Data's financial institution clients and their
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respective merchants. Merchants using the new commerce solution on the Excite portal service will automatically have all back-end banking services integrated, including merchant application processing and transaction gateway, set up in hours rather than weeks. As merchants are additionally enrolled into Excite@Home's searchable directory of products and stores, the Excite Shopping
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service will have one of the largest shopping offerings for consumers online.

     Inside the Excite@Home Network, this new solution will be leveraged in two
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ways:

     The Business-to-business Offering: The new electronic commerce solution will be offered to partners through @Work. For small businesses, the First Data/iMALL solution will continue to be marketed through third parties that want to offer their e-commerce services for sale.

     The Business-to-consumer Offering: The suite of electronic commerce services will serve the business-to-consumer market through the Excite portal. Merchants can benefit from the significant reach of the popular Excite Shopping Service (http://www.excite.com/shopping). As First Data's financial institution partners begin promoting the new solution, and merchants begin establishing Web storefronts with thousands of offerings, the Excite Shopping Service is well positioned to become a premier online shopping area with an unparalleled breadth and depth of both merchants and products. These online merchants will be supported through promotion and Web advertising designed to generate traffic and increase sales activities for their sites.

SCALING E-COMMERCE FOR ALL MERCHANTS WITH IMALL

     Excite@Home and First Data will offer merchants one of the easiest and
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fastest solutions to become an online retailer. The joint e-commerce solution offers merchants a comprehensive package of electronic commerce tools to get online and start selling the same day, including: Web-site development, online shopping carts, a merchant account, sales tax and shipping calculations, secure payment processing, and most important, traffic-building and promotions opportunities.

     "We view this agreement with Excite@Home as a natural extension of and
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terrific enhancement to our Internet commerce strategy. Our clients' merchants will benefit from the enormous traffic that the Excite service generates, and our financial institution partners will have an even more compelling proposition to enhance existing customer relationships as well as attract new merchant customers. This agreement reinforces our leadership position in providing e-commerce payment solutions, and we see significant opportunities to leverage this relationship both today and for the long term," said Ric Duques, chairman and chief executive officer of First Data Corporation.
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     "Through our acquisition of iMALL and our new relationship with First Data, we have in a single step become a leader in offering the most complete end-to-end e-commerce solutions to merchants who want to become online retailers - a huge trend in American commerce," said George Bell, president, Excite@Home. "The
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combined solution gives us critical mass to bring together online buyers and sellers with new services for our business-to-business efforts - benefiting our @Work division, and business-to-consumer transactions. By becoming the best solution for merchants, we attract thousands of stores and products that will make the Excite shopping services the best choice for consumers looking to buy online."

THE ACQUISITION OF IMALL

     Excite@Home and iMALL have executed a definitive agreement for the
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acquisition of iMALL. Under that agreement, each shareholder of iMALL will receive 0.46 shares of Excite@Home Series A Common Stock for each share of iMALL
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Common Stock. The transaction is subject to customary closing conditions, including approval by the shareholders of iMALL. The transaction is expected to close in the 4th quarter of 1999. As part of the agreement, First Data, Richard Rosenblatt and certain other iMALL shareholders who, in the aggregate, hold over 40% of the outstanding shares of iMALL, have agreed to vote in favor of the transaction. After the closing of the acquisition, iMALL will operate as an independent subsidiary of Excite@Home reporting to its @Work division.
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     "Offering a simple turn-key solution is critical to getting stores online and is the foundation of our business strategy. Joining the Excite@Home family
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family is an exciting next step in the life of our company," said Richard
Rosenblatt, CEO, iMALL, Inc. "We are delighted to deliver this opportunity to iMALL shareholders. iMALL set the standard with e-commerce solutions that enabled merchants to set up shop on the Web in less than a day, and now together with the popular Excite Shopping Service and Excite@Home's @Work division, we
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will deliver huge benefits to both merchants and consumers."

ABOUT IMALL

     iMALL, Inc. is a leading provider of fully integrated, "one-stop" e-commerce solutions. iMALL's unique e-commerce solutions and integrated process allow businesses to create fully commerce enabled Web sites or add transaction capabilities to their existing ones, establish "Internet ready" merchant accounts online, and process customer orders securely through iMALL's proprietary payment gateway. To help increase businesses' online sales, iMALL's popular shopping portals and sophisticated shopper services are integrated into iMALL's e-commerce solutions. iMALL's e-commerce solution, merchantstuff.com, created jointly with First Data Merchant Services, in located at http://www.merchantstuff.com. iMALL's shopping portals are located at
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http://www.imall.com and http://www.stuff.com. For additional information,
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visit iMALL's corporate site at http://www.imallinc.om.

About First Data
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     Atlanta-based First Data Corporation (NYSE: FDC) is a leader in payment services, electronic commerce and transaction management products and services. First Data and its principal operating units process the information that allows millions of consumers to pay for goods and services by credit, debit or stored-value card at the point of sale, over the Internet, by check or by wire transfer. First Data Merchant Services Corporation (FDMS), a wholly owned subsidiary of First Data Corporation, is one of the nation's leading providers of electronic commerce solutions for hundreds of financial institutions and two million merchant locations. For further information, visit http://www.firstdata.com.

About Excite@home
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     Excite@Home (Nasdaq: ATHM) is a global media company based in Redwood City,
Calif. Through the company's narrowband portal, Excite (www.excite.com), and broadband services, @Home and @Work, the company uniquely offers consumers content and interactive services across both narrowband and broadband, and advertisers highly targeted marketing solutions across all platforms of delivery. Leveraging the high-speed, always-on attributes of cable, Excite@Home empowers unique multimedia applications that go beyond current Web experiences. The company will combine the Excite brand - one of the best known names on the Internet with 70 percent recognition among Web users - with @Home's broad distribution, a worldwide footprint of more than 65 million cable homes, to deliver on its vision of "All Band, All Device, All the Time."


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PRESS CONTACTS:

Excite@Home, Melissa Walia, (650) 556-2213, melissa@excitecorp.com
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First Data Merchant Services, Elizabeth Sullivan, (516) 577-7019,
elizabeth.sullivan@firstdata.com
Courtney Darby, Middleberg + Associates, (212) 699-2545, Courtney@middleberg.com
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iMALL, Jeff Lloyd, (310) 788-2850, Jeff_Lloyd@sitrick.com


INVESTOR CONTACTS:

Excite@Home, Caroline Hughes (650) 569-5940, hughesc@corp.home.net
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First Data Corporation: Barbara Marxer, (770) 857-7118


This press release contains forward-looking information within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. These forward-looking statements include statements related to: the successful introduction of an e-commerce solution that will enable merchants to quickly establish through the Excite portal an online commerce storefront with transaction capabilities; the benefits provided to online merchants that adopt this solution; the breath of exposure for this solution that will be generated by the parties marketing and promotional efforts; the growth in the Excite Shopping Service following the introduction of this solution; and Excite@Home's emergence as a leader in offering the most complete end-
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to-end e-commerce solutions to merchants. Actual results may differ materially due to a number of risks. In particular, the transactions described in this press release are contingent on the satisfaction of customary closing conditions and the approval of iMall's shareholders, and there can be no assurance that such transactions will be completed. Additional risks include numerous technological, operational and financial challenges associated with developing and deploying the e-commerce solutions described in this press release; the parties ability to successfully combine their respective areas of expertise; the success of the parties' marketing and promotion programs in building demand for their e-commerce solution; and the attractiveness of competitive e-commerce offerings. The matters discussed in this press release also involve risks and uncertainties described from time to time in Excite@Home's, iMall's and First Data Corporation's filings with the Securities and Exchange Commission. Excite@Home, iMall and First Data Corporation assume no obligation to update the forward-looking information contained in this press release.